Exhibit 32.2
Certification of CEO Pursuant to
18 U.S.C. Section 1350,
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the quarterly report of Apartment Income REIT, L.P. (the “Partnership”) on Form 10-Q for the period ended September 30, 2023, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge, that:
(1)The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

/s/ Terry Considine

Terry Considine

Director and Chief Executive Officer

November 3, 2023

/s/ Paul Beldin

Paul Beldin

Executive Vice President and Chief Financial Officer

November 3, 2023